Exhibit 99

Wireless Ronin Reports Fourth Quarter and Full Year 2013 Results

MINNEAPOLIS – March 6, 2014 – Wireless Ronin Technologies, Inc. (OTCQB: RNIN), a leading digital marketing technologies solutions provider, reported financial results for the fourth quarter and fiscal year ended December 31, 2013.

Q4 2013 Operational Highlights

•	Received a $518,400 purchase order for ongoing interactive application support and maintenance from a longstanding customer in the automotive industry.
•

Established an entrée with Denny’s Corporation (NASDAQ: DENN) with an initial order from The Army & Air Force Exchange Service (AAFES) to install RoninCast® digital menu system at the Denny’s Fresh Express concept at Nellis Air Force Base in Las Vegas.

•	RoninCast 4.2 won the 2014 DIGI Award for Best New Content Management Software.

Q4 and Fiscal 2013 Financial Results

Revenue in the fourth quarter of 2013 was $1.2 million compared to $1.6 million in the same quarter last year. The decrease was primarily due to fewer orders from  Chrysler and ARAMARK. For fiscal 2013, revenue increased 1% to $6.8 million from $6.7 million in 2012, with the increase primarily due to the $750,000 software license sale to Delphi Display Systems in Q2 2013.

Recurring revenue in the four quarter of 2013 from the company’s hosting and support services increased 6% to $521,000 (42% of total revenue) from $491,000 (31% of total revenue) in the same year-ago quarter. For fiscal 2013, recurring revenue was $2.0 million (29% of total revenue) compared to $2.0 million (30% of total revenue) in 2012.

Gross margin in the fourth quarter of 2013 was $659,000 (53% of total revenue) compared to $885,000 (55% of total revenue) in the same year-ago quarter. For fiscal 2013, gross margin increased 9% to $4.0 million (59% of total revenue) from $3.7 million (55% of total revenue) in 2012.

Total operating expenses in the fourth quarter of 2013 decreased 23% to $1.6 million from $2.1 million in the same quarter last year. For fiscal 2013, total operating expenses decreased 17% to $7.6 million from $9.1 million in 2012. The decrease was primarily due to an overall reduction in personnel costs in 2013.

Net loss in the fourth quarter of 2013 totaled $955,000 or $(0.16) per basic and diluted share, an improvement from a net loss of $1.2 million or $(0.24) per basic and diluted share in the same quarter last year. Net loss in fiscal 2013 totaled $3.6 million or $(0.63) per basic and diluted share, improving from a net loss of $5.4 million or $(1.14) per basic and diluted share in 2012. The improvement in both periods was primarily due to increased sales and reduced costs.

Non-GAAP operating loss totaled $811,000 or $(0.14) per basic and diluted share, as compared to a non-GAAP operating loss of $1.0 million or $(0.21) per basic and diluted share in Q4 2012. Non-GAAP operating loss in fiscal 2013 totaled $2.7 million or $(0.48) per common share, an improvement from a non-GAAP operating loss of $4.5 million or $(0.95) per basic and diluted share in 2012.

The company defines non-GAAP operating loss as GAAP operating loss less stock-based compensation, depreciation and amortization and severance and other one-time charges (see further discussion of this non-GAAP term as well as a reconciliation to GAAP operating loss, below).

At December 31, 2013, cash and cash equivalents totaled $1.5 million, compared to $1.1 million at end of the prior quarter. The increase was due to the $1.1 million financing completed in Q4 2013.

Management Commentary

“2013 marked a pivotal year in the financial and operational development of Wireless Ronin,” said the company’s president and CEO, Scott Koller. “From a financial perspective, we achieved several key milestones, including record gross profit margin, and the lowest levels of operating expenses and net loss in the company’s history. These results reflect our continued focus on cost controls and operational scalability, while effectively growing our topline and diversifying our revenue base.

“Operationally, the success of our efforts to broaden and diversify our customer base was demonstrated by major new customer wins with Indian Motorcycle, Chester’s Chicken, and a major Denny’s franchisee. We also formed a strategic partnership with Delphi Display Systems that extended the sales reach of RoninCast in the QSR segment, enabling us to focus our resources on our growing pipeline of opportunities in the automotive, retail, food service and fast casual markets. Our partnership with Delphi continues to gain momentum, as several national and international Delphi clients are currently piloting and looking to adopt our integrated digital signage solution.

“It is important to recognize that Delphi chose to partner with us because of the robust capabilities of our well-architected RoninCast platform. During 2013, we released 4.2 of this platform, which expanded its functionality, providing seamless communication between screens and mobile devices to deliver content to adjacent screens. We believe that these advancements, along with the merger with Broadcast International announced earlier today, sets our company ahead of the competition. Adding Broadcast’s technology to RoninCast creates what we believe will be the most comprehensive, synergistic offering in the digital signage industry. Moreover, we expect it will provide tremendous cross-selling and upselling opportunities across our combined customer base, setting us on course for a record year in 2014.”

Conference Call

The company will hold a conference call today (March 6, 2014) to discuss these results. The company's president and CEO, Scott Koller, and SVP and CFO, Darin McAreavey, will host the call starting at 4:30 p.m. Eastern time (3:30 p.m. Central time). A question and answer session will follow management's presentation.

To participate in the call, dial the appropriate number at least five minutes prior to the start time, ask for the Wireless Ronin conference call and provide the conference ID:

Dial-In Number: 1-877-941-4774

International: 1-480-629-9760

Conference ID: 4669214

The presentation will be webcast live and available for replay via the Investors section of the company's website at www.wirelessronin.com. Please go to the website at least 10 minutes early to register, download, and install any necessary audio software. If you have any difficulty connecting with the conference call or webcast, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through April 6, 2014.

Toll-Free Replay Number: 1-877-870-5176

International Replay Number: 1-858-384-5517

Replay PIN: 4669214

About Wireless Ronin Technologies, Inc.

Wireless Ronin Technologies, Inc. (WRT) (www.wirelessronin.com) is a pioneering marketing technologies company. WRT combines interactive digital media — signage, kiosks, mobile, social media and web — to create 360-degree solutions so companies will be “Communicating at Life Speed®” to deliver the right content at the right place at the right time. WRT’s turnkey approach includes strategic consulting, creative development, installation, hosting, training and support. Since launching its cloud-based RoninCast® content management platform in 2003, WRT has become the leading digital marketing provider for large-scale deployments in retail, automotive, food service and public venues. The company is headquartered in Minneapolis, Minnesota; its common stock trades on the OTCQB as “RNIN.”

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating loss and non-GAAP operating loss per common share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP operating loss and non-GAAP operating loss per share. We define non-GAAP operating loss as the GAAP operating loss less stock-based compensation expense, depreciation and amortization, and severance and other one-time charges. We define non-GAAP operating loss per share as non-GAAP operating loss divided by the weighted average basic and diluted shares outstanding. Our management utilizes a number of different financial measures, both GAAP and non-GAAP, in making operating decisions, in forecasting and planning, and in analyzing and assessing our company's overall performance. Our annual financial plan is prepared and reviewed both on a GAAP and non-GAAP basis. We budget and forecast for revenue and expenses on GAAP and non-GAAP bases, and assess actual results on GAAP and non-GAAP bases against our annual financial plan. Our board of directors and management utilize these financial measures (both GAAP and non-GAAP) to determine our allocation of resources. In addition, and as a consequence of the importance of these non-GAAP financial measures in managing our business, we use non-GAAP financial measures in the evaluation process to establish management compensation. For example, our senior management’s bonus program is partially based upon the achievement of non-GAAP operating income (loss). Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding the items mentioned above. We consider the use of non-GAAP operating loss per share helpful in assessing the ongoing performance of the continuing operations of our business, as it excludes recurring non-cash items and non-recurring one-time charges. Our rationale for the items we omit from our non-GAAP measures is as follows:

Stock-based compensation. We exclude non-cash stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC 718-10. Stock-based compensation expense is a recurring expense for our company and is expected to be in the future as we have a history of granting stock options and other equity instruments as a means of incentivizing and rewarding our employees.

Depreciation and amortization expense. Depreciation and amortization are non-cash charges that are impacted by our accounting methods and book value of assets. By excluding these non-cash charges, our management, together with our investors, are provided with supplemental metrics to evaluate cash earnings, distinguishing the impact of our performance on earnings from the impact of our performance on cash. Management believes that the review of these supplemental metrics in conjunction with other GAAP metrics, such as capital expenditures, is useful for management and investors in understanding our business. Depreciation is a recurring expense for our company and is expected to continue to be in the future as we continue to make further investments in our infrastructure through the acquisition of property, plant and equipment. Due to the exclusion of these non-cash items, investors should not use this metric as a measure of evaluating our liquidity. Instead, to evaluate our liquidity, investors should refer to the Consolidated Statements of Cash Flow and the Liquidity and Capital Resources section contained within Management's Discussion and Analysis in our most recently filed periodic reports.

Severance and other one-time charges. We exclude severance and other one-time charges that are the result of other, unplanned events as one means of measuring operating performance. Included in these expenses are items such as severance costs associated with the termination of employees as part of an unplanned restructuring, a non-acquisition-related restructuring and other charges. Because these events are unplanned and arise outside the ordinary course of continuing operations, by providing this information, we believe our management and our investors may more fully understand the financial results of what we consider to be organic continuing operations.

There are a number of limitations related to the use of non-GAAP operating loss and non-GAAP operating loss per share versus operating income and loss per share calculated in accordance with GAAP. First, these non-GAAP financial measures exclude stock-based compensation and depreciation expenses that are recurring. Both stock-based expenses and depreciation have been, and will continue to be for the foreseeable future, a significant recurring expense with an impact upon our company notwithstanding the lack of immediate impact upon cash. Second, stock-based awards are an important part of our employees’ compensation and impact their performance. Third, there is no assurance we will avoid further personnel changes and, therefore, may recognize additional severance and other one-time charges associated with a future restructuring. Fourth, there is no assurance the components of the costs that we exclude in our calculation of non-GAAP operating loss do not differ from the components that our peer companies exclude when they report their results of operations. Our management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

WIRELESS RONIN TECHNOLOGIES, INC.
2013 SUPPLEMENTARY QUARTERLY FINANCIAL DATA
(In thousands, except per share amounts)
(Unaudited)

Supplementary Data
	2012					2013
Statement of Operations	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Sales	$ 1,773	$ 1,557	$ 1,769	$ 1,605	$ 6,704	$ 1,407	$ 2,626	$ 1,534	$ 1,235	$ 6,802

Cost of sales - exclusive of depreciation and amortization	824	612	873	720	3,029	661	807	770	576	2,814

Operating expenses	2,773	2,151	2,075	2,075	9,074	2,151	1,889	1,912	1,608	7,560

Interest expense	5	1	1	1	8	7	6	6	6	25

Other income, net	(1)	0	0	0	(1)	0	0	0	0	0

Net loss	$ (1,828)	$ (1,207)	$ (1,180)	$ (1,191)	$ (5,406)	$ (1,412)	$ (76)	$ (1,154)	$ (955)	$ (3,597)

Share based payment expense	349	132	111	84	676	169	88	94	93	444
(included in operating expenses & interest expense)

Weighted average shares	4,603	4,626	4,685	4,992	4,732	5,240	5,888	5,912	5,926	5,744

Reconciliation Between GAAP and Non-GAAP Operating Loss

GAAP operating loss	$ (1,824)	$ (1,206)	$ (1,179)	$ (1,190)	$ (5,399)	$ (1,405)	$ (70)	$ (1,148)	$ (949)	$ (3,572)

Adjustments:
Depreciation and amortization	80	75	68	63	286	61	59	48	45	213
Stock-based compensation expense	161	132	111	80	484	159	88	94	93	434
Severance	137	-	-	-	137	-	-	192	-	192

Total operating expense adjustment	378	207	179	143	907	220	147	334	138	839

Non-GAAP operating loss	$ (1,446)	$ (999)	$ (1,000)	$ (1,047)	$ (4,492)	$ (1,185)	$ 77	$ (814)	$ (811)	$ (2,733)
Non-GAAP operating loss per common share	$ (0.31)	$ (0.22)	$ (0.21)	$ (0.21)	$ (0.95)	$ (0.23)	$ 0.01	$ (0.14)	$ (0.14)	$ (0.48)

Forward-Looking Statements

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations regarding continued operating improvement, estimated cost savings associated with the restructuring and other matters and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: the adequacy of funds for future operations; estimates of future expenses, revenue and profitability; the pace at which the company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; the impact of the company’s financial condition upon customer and prospective customer relationships, and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in detail in the cautionary statement set forth in the company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2013.

Company Contact:

Darin P. McAreavey

Senior Vice President and Chief Financial Officer

dmcareavey@wirelessronin.com

Tel 952-564-3525

Investor Relations Contact:

Matt Glover or Michael Koehler

Liolios Group, Inc.

RNIN@liolios.com

Tel 949-574-3860

WIRELESS RONIN TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share information)

	December 31,	December 31,
	2013	2012

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 1,484	$ 2,252
Accounts receivable, net of allowance of $35 and $49	1,070	1,358
Inventories	69	158
Prepaid expenses and other current assets	135	111
Total current assets	2,758	3,879
Property and equipment, net	229	415
Restricted cash	50	50
Other assets	19	20
TOTAL ASSETS	$ 3,056	$ 4,364

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Line of credit - bank	$ -	$ 400
Accounts payable	298	584
Deferred revenue	754	596
Accrued liabilities	421	527
Total current liabilities	1,473	2,107

Convertible notes payable (net of discount of $153)	672	-
Convertible notes payable - related party (net of discount of $47)	203	-
Total liabilities long-term liabilities	875	-
Total liabilities	2,348	2,107

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY

Capital stock, $0.01 par value, 66,667 shares authorized
Preferred stock, 16,667 shares authorized, no shares issued and outstanding as of December 31, 2013 and December 31, 2012	-	-
Common stock, 50,000 shares authorized; 5,973 and 5,004 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	60	50
Additional paid-in capital	99,166	97,128
Accumulated deficit	(98,019)	(94,422)
Accumulated other comprehensive loss	(499)	(499)
Total shareholders' equity	708	2,257
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 3,056	$ 4,364

WIRELESS RONIN TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(Audited)	(Audited)
Sales
Hardware	$ 304	$ 394	$ 1,697	$ 1,540
Software	39	44	1,122	339
Services and other	892	1,167	3,983	4,825
Total sales	1,235	1,605	6,802	6,704

Cost of sales
Hardware	217	236	1,112	943
Software	1	2	13	67
Services and other	358	482	1,689	2,019
Total cost of sales (exclusive of depreciation and amortization shown separately below)	576	720	2,814	3,029
Gross profit	659	885	3,988	3,675

Operating expenses:
Sales and marketing expenses	368	353	1,482	1,550
Research and development expenses	141	378	935	1,795
General and administrative expenses	1,054	1,281	4,930	5,443
Depreciation and amortization expense	45	63	213	286
Total operating expenses	1,608	2,075	7,560	9,074
Operating loss	(949)	(1,190)	(3,572)	(5,399)

Other income (expenses):
Interest expense	(6)	(1)	(25)	(8)
Interest income	-	-	-	1
Total other expense	(6)	(1)	(25)	(7)
Net loss	$ (955)	$ (1,191)	$ (3,597)	$ (5,406)
Basic and diluted loss per common share	$ (0.16)	$ (0.24)	$ (0.63)	$ (1.14)
Basic and diluted weighted average shares outstanding	5,926	4,992	5,744	4,732